UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2015
Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-52004	48-0561319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Security Benefit Pl. Suite 100 Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change in Control Plan
On July 15, 2015, the Federal Housing Finance Agency (Finance Agency) informed the Federal Home Loan Bank of Topeka (FHLBank) of its non-objection to a Change in Control Plan approved by FHLBank’s board of directors on June 19, 2015. The purpose of the Change in Control Plan is to promote key employee loyalty and to assure the continued dedication to FHLBank by participants in the Change in Control Plan, notwithstanding the possibility of a change in control. The Change in Control Plan provides that, upon both a change in control (as defined in the Change in Control Plan) and the termination of a participant that qualifies as a Change in Control Termination (also as defined in the Change in Control Plan), a participant will be entitled to a cash lump sum payment that, when combined with any amount payable under an FHLBank severance policy, equals a compensation multiplier times (i) the participant’s then annualized base salary, and (ii) an amount equal to the target Total Base Opportunity as reflected in FHLBank’s Executive Incentive Compensation Plan Targets document for the year in which the change in control occurs. Participants at Tier 1 are subject to a compensation multiplier of 2.99, participants at Tier 2 are subject to a compensation multiplier of 2.0, and participants at Tier 3 are subject to a compensation multiplier of 1.0. A participant is also eligible to receive the continuation of certain group health care benefits for a period of years equal to his or her compensation multiplier. On June 19, 2015, FHLBank’s board approved the following participants in the Change in Control Plan: Tier 1 - Mr. Andrew J. Jetter, President and Chief Executive Officer (CEO); Tier 2 - Mr. David S. Fisher, Senior Executive Vice President and Chief Operating Officer (COO), and Mark E. Yardley, Executive Vice President and Chief Risk Officer (CRO); and Tier 3 - Patrick C. Doran, Senior Vice President and General Counsel, and William W. Osborn, Senior Vice President and Chief Financial Officer (CFO).
If FHLBank is not in compliance with any regulatory capital or regulatory leverage requirement, or if a payment pursuant to the Change in Control Plan would require FHLBank to fall out of compliance with any applicable regulatory capital or regulatory leverage requirement, the change in control payment will be deferred until such time as FHLBank or any successor achieves compliance with the applicable regulatory capital or regulatory leverage requirement.
The foregoing description of the Change in Control Plan is qualified in its entirety by reference to a copy of the Change in Control Plan, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Named Executive Officer Severance Policy
Also on July 15, 2015, the Finance Agency informed FHLBank of its non-objection to a Named Executive Officer (NEO) Severance Policy, approved by FHLBank’s board on June 19, 2015. The NEO Severance Policy is intended to define the severance process to ensure effective and consistent support for NEOs leaving FHLBank. The NEO Severance Policy provides that FHLBank will provide Severance Pay (as defined in the NEO Severance Policy) and continuation of certain benefits if FHLBank involuntarily terminates the NEO’s employment with or without cause. An NEO is not eligible for Severance Pay if the NEO voluntarily terminates employment or the NEO’s employment is terminated by FHLBank for misconduct. Severance Pay for an NEO is provided as salary continuation in an amount of the NEO’s final base salary for the following length of time:

President and CEO	12 Months
Senior Executive Vice President and COO	9 Months
Executive Vice President and CRO	9 Months
Senior Vice President and CFO	6 Months
Senior Vice President and General Counsel	6 Months

Consistent with its approval of the NEO Severance Policy, FHLBank’s board of directors rescinded FHLBank’s Officer Severance Policy.
The foregoing description of the NEO Severance Policy is qualified in its entirety by reference to a copy of the NEO Severance Policy, attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
Exhibits
10.1 Change in Control Plan, dated June 19, 2015.
10.2 Named Executive Officer Severance Policy, dated June 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

July 20, 2015	/s/ Patrick C. Doran
Date	Patrick C. Doran
SVP, General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Change in Control Plan, dated June 19, 2015.
10.2	Named Executive Officer Severance Policy, dated June 19, 2015.